UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2010

GENTA INCORPORATED
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 10, 2010, Genta Incorporated, (the Company), announced that it has received $2.8 million in non-dilutive cash proceeds from the sale of net operating tax losses and research tax credits generated in prior tax years as part of the Technology Business Tax Certificate Program sponsored by the New Jersey Economic Development Authority (NJEDA), pursuant to the rules, regulations and stipulations set forth by the program.  This program, which focuses on biotechnology and other research-based companies, is designed to attract and retain knowledge-intensive businesses that will enhance the State’s strategic and competitive interests in these areas.

Genta also announced that the Company’s request for designation as a Small-to-Medium Sized Enterprise (SME) had been granted by the European Medicines Agency (EMEA).  SME status provides certain financial and administrative assistance to small businesses as they advance their regulatory filings and submissions through the EMEA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated February 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	February 10, 2010	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release of the Company dated February 10, 2010